(Letterhead)
                                       John F. Labmeier
                                       Second Vice President
                                        Associate General Counsel
                                       and Assistant Secretary
                                       (513) 595-2470
                                       (513) 595-2918 Fax

                                       The Union Central
                                       Life Insurance Company
                                       1876 Waycross Road
                                       Cincinnati, Ohio 45249
Insurance and Investments
(end letterhead)


February 25, 1997


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:    Rule 24f-2 Notice for the Carillon Account of
        The Union Central Life Insurance Company
        (Registration No. 2-92146)

Dear SEC:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued and non-assessable. They were not fully paid, however, since the variable annuity contracts issued in connection with the Carillon Account contemplate the payment of additional premiums.


Very truly yours,

/s/ John F. Labmeier

John F. Labmeier